UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2011

Commission File Number 0-31014

CATALYST HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2181356
(State or other Jurisdiction of incorporation)	(IRS Employer Identification No.)

800 King Farm Boulevard

Rockville, Maryland 20850

(Address of principal executive offices)

(301) 548-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Catalyst Health Solutions, Inc. (“Catalyst,” “we,” or the “Company”) deems the following information to be of importance to security holders.

Pending Acquisition of Walgreens Health Initiatives, Inc.

On March 9, 2011, we announced that we entered into a definitive agreement with Walgreen Co. (“Walgreens”) to acquire Walgreens’ PBM subsidiary, Walgreens Health Initiatives, Inc. (“WHI”), for aggregate consideration of $525 million in cash (the “Acquisition”). The purchase price may be decreased, both before and after the closing, based on certain indebtedness of WHI and may be increased or decreased after the closing based on the net working capital of WHI.

WHI is a full service PBM providing comprehensive pharmacy benefit management services to employer groups, health plans, individual consumers and Medicare clients nationwide. We believe that the Acquisition will add significant volume, which will improve our purchasing economics and benefit us, our clients and their members. In 2010, WHI processed approximately 88 million prescriptions and covered approximately 11 million lives. Through this Acquisition, we believe we will also gain key strategic assets, including advanced clinical applications and service offerings, enhanced informatics and reporting technologies, complementary operating capabilities, including a leading Medicare Part D platform, and a capable and experienced management team. We believe these strategic assets will improve our competitive position, enable us to attract and win new customers and open up additional market opportunities through new services offerings. At the closing of the Acquisition, we will also enter into a 10-year contract with Walgreens to provide PBM services for Walgreens’ 244,000 employees and retirees, as well as a 10-year agreement to administer the Walgreens Prescription Savings Club, which has approximately 2.4 million members. We expect to integrate the Acquisition within approximately 18 months. Once fully integrated, we expect the Acquisition to generate incremental EBITDA of $75 million per year. The Acquisition is expected to be neutral to modestly accretive to our 2011 earnings, excluding transaction and transition expenses.

Audited historical financial information for WHI is not currently available. We plan to file separate WHI financial statements and pro forma Catalyst financial information giving effect to the Acquisition in a Current Report on Form 8-K within the prescribed time period following consummation of the Acquisition, as required by SEC rules. WHI’s historical revenue is primarily presented on a basis net of pharmacy reimbursement costs. Catalyst’s PBM contracts have historically resulted in revenue being reported on a gross basis in accordance with Accounting Standards Codification (“ASC”) 605-45. We are currently evaluating the appropriate revenue presentation on a prospective basis of the WHI PBM contracts in light of Catalyst’s operating practices. When this evaluation is completed, there may be revenue derived from certain WHI PBM customer contracts that we intend to present on a gross basis which means that we may present a materially higher revenue contribution from such contracts going forward, although this would have no impact on client-level or overall gross profit. Based on Walgreens’ revenue recognition policies, WHI had revenue for the year ended August 31, 2010 of between $87 million and $97 million. The foregoing preliminary estimates are unaudited and are based on data provided to us by Walgreens management. We cannot assure you that these preliminary numbers are accurate. In addition, the historical operating margins of WHI are materially lower than Catalyst’s operating margins. We believe, however, that it is likely that WHI’s historical results reflect corporate allocations and a cost structure that is not indicative of how we intend to ultimately manage the business.

The financial estimates mentioned in the preceding paragraphs are based on our analysis of historical contracts and data provided by Walgreens management, assumptions regarding operating expenses and anticipated contract attrition. We cannot assure you that these estimates will not change and that any changes would not be material. Catalyst and Walgreens have agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, with respect to the Acquisition which is expected to provide tax savings over a 15 year period, assuming we generate sufficient taxable income in the future. We estimate the net present value of these savings to us over this period to be between $90 and $110 million, assuming a 9% to 11% discount rate and a 38% to 40% tax rate, assuming we generate sufficient taxable income in the future.

The Acquisition is subject to a number of customary closing conditions and other regulatory approvals that we expect will occur in the second quarter of 2011. We cannot assure you, however, that the Acquisition will close on a timely basis or at all.

The preliminary WHI and estimated financial data included in this Current Report on Form 8-K has been derived by and is the responsibility of Catalyst’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary WHI and estimated financial data. Further, to the extent the preliminary and estimated financial data relates solely to WHI historical financial periods, PricewaterhouseCoopers LLP may never perform any procedures with respect thereto. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Acquisition Agreement

Purchase Price Adjustments. Under the terms of the Stock Purchase Agreement, the purchase price may be decreased, both before and after the closing, based on certain indebtedness of WHI and may be increased or decreased after the closing based on the net working capital of WHI. The purchase price is also subject to further adjustment based on the continuation of certain client agreements.

Covenants Binding the Parties. The Stock Purchase Agreement includes representations, warranties and covenants including, among others, a covenant by Walgreens and WHI to conduct the business of WHI in the ordinary course until the closing; a covenant by Walgreens and us to enter into a transition services agreement as of the closing; non-competition and non-solicitation arrangements with Walgreens; and customary indemnification obligations. The Stock Purchase Agreement also includes covenants regarding WHI employee matters, including our obligations related to providing certain employee benefits for WHI employees after the closing.

Transition Services Agreement

We or one of our subsidiaries and Walgreens or one of its subsidiaries will enter into one or more transition services agreements pursuant to which the parties will agree to provide goods, services and other support to each other in order to accomplish a separation of WHI and its business from Walgreens’ other businesses while maintaining operating obligations. The goods, services and other support to be provided by the parties will include (1) information technology services, (2) accounting operations services, (3) audit and compliance services, (4) client relationship and request for proposal services, (5) customer services and (6) facilities, desktop support and telecommunications services.

Risks Related to the Acquisition

Failure to complete the Acquisition could negatively impact our stock price and our future business and financial results.

The successful consummation of the Acquisition is subject to certain conditions, including, among others:

•	the absence of certain legal impediments;

•	the accuracy of the representations and warranties and compliance with the respective covenants of the parties, subject to certain materiality qualifiers;

•	the execution of any necessary ancillary agreements; and

•	the receipt of necessary government approvals, subject to certain limitations.

If the Acquisition is not completed for any reason, our stock price and our future business and financial results may be adversely affected. Matters relating to the Acquisition (including integration planning) have required substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us.

In addition, we will be required to pay certain expenses incurred to date relating to the Acquisition, whether or not the Acquisition is completed. We may also be subject to litigation related to any failure to complete the Acquisition, which may adversely affect our financial results and financial condition, as well as the price of our common stock, which will cause the value of your investment to decline. We cannot provide any assurance that the Acquisition will be completed or that there will not be a delay in the completion of the Acquisition. In the event the acquisition agreement is terminated or the Acquisition is materially delayed for any reason, the price of our common stock may decline.

Funding the Acquisition may have a material impact on results of operations and liquidity.

We may pursue alternative financing to fund the purchase price for the Acquisition, including any combination of an equity offering, an increase in our existing credit facility, a term loan facility and available cash. The purchase price is significant and funding the purchase price will impact our cash balance and could impact our capacity for issuances of debt or equity or both, all of which could reduce our flexibility to pursue future acquisitions and other opportunities. In addition, our interest costs following the Acquisition will increase significantly and higher debt levels may make us more vulnerable to general adverse economic conditions. Moreover, while we are currently in the process of amending our existing credit facility to increase the revolving credit facility from $200 million to $300 million, there can be no assurance we will be successful in doing so. If we were unable to increase our availability following consummation of the Acquisition, our liquidity will be significantly constrained.

Our level of indebtedness following the completion of the Acquisition will increase substantially and will effectively reduce the amount of funds available for other business purposes.

As of April 1, 2011, we had approximately $146 million of total debt on a consolidated basis. In order to finance the acquisition, we may incur additional indebtedness. While we are currently in the process of amending our existing credit facility, to increase availability, the new facility may contain negative or financial covenants that would limit our operational flexibility beyond the limits imposed under our existing credit facility. In addition, our increased level of indebtedness could reduce funds available for additional acquisitions, capital expenditures or other business purposes, impact our credit ratings, restrict our financial and operating flexibility or create competitive disadvantages compared to other companies with lower debt levels.

We may not be able to successfully integrate WHI into our business as quickly as anticipated or at all and we may not realize anticipated cost savings or benefits on the expected timetable or at all.

This Current Report on Form 8-K contains statements regarding our expectations for the integration of WHI. These statements incorporate a number of assumptions and estimates related to the costs and benefits associated with integrating WHI as part of our business. While we believe that these assumptions and estimates are reasonable, our actual financial results may differ substantially. For example, we may not realize any anticipated cost savings or benefits from WHI, or may realize them more slowly than we anticipate, which, in each case, could harm our business, results of operation and cash flow. In addition, we may not be able to fully integrate WHI as quickly as we expect, which would affect the timing of any expected benefits. Additional risks related to integrating WHI include, but are not limited to: (i) uncertainties related to revenue recognition accounting policies with respect to certain WHI PBM customer contracts and (ii) uncertainties regarding how WHI’s cost structure and operating margins may be affected when WHI is integrated into our business. In addition, a substantial portion of WHI’s business consists of customer contracts which terminate or are subject to renewal before December 31, 2012. We have no assurances that we will be ableto retain or renew WHI’s customer contracts.

The financial information included in this Current Report on Form 8-K for WHI is unaudited and incorporates significant assumptions and estimates.

This Current Report on Form 8-K contains historical financial information for WHI based on data provided by Walgreens management which are unaudited and have not been reviewed by our independent accountants. We plan to file separate WHI financial statements and pro forma Catalyst financial information giving effect to the WHI acquisition in a subsequent Current Report on Form 8-K within the prescribed time period following consummation of the WHI acquisition, as required by SEC rules. However, we cannot assure you that there will not be material differences between the historical financial information for WHI included in this Current Report on Form 8-K and the audited financial statements which we intend to file in a subsequent Current Report on Form 8-K.

The market price of our common stock may decline as a result of the Acquisition.

The market price of our common stock may decline as a result of the Acquisition if, among other things, we are unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of WHI are not realized, or if the transaction costs related to the Acquisition are greater than expected, or if the financing related to the transaction is on unfavorable terms, or if the value of the cash savings attributable to the amortization of goodwill is less than anticipated. The market price also may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

We will incur significant transaction and acquisition-related costs in connection with the Acquisition.

We will incur significant costs in connection with the Acquisition. The substantial majority of these costs will be non-recurring expenses related to the Acquisition, facilities and systems consolidation costs. We may incur additional costs to maintain employee morale and to retain key employees. We will also incur substantial transaction fees and costs related to formulating integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to more than offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

If our business continues to grow rapidly and we are unable to manage this growth, our business, results of operations, financial condition and cash flows could suffer.

Our business has grown rapidly since 2000, in part due to acquisitions such as FutureScripts, LLC, inPharmative, Inc. and Total Script, LLC in 2010 and Immediate Pharmaceutical Services, Inc. and HospiScript Services, LLC in 2008. Our total annual PBM revenue increased from $4.9 million in 2000 to $3.8 billion in 2010. Our business strategy is to continue to seek to expand our operations, including through possible acquisitions. If we are unable to finance continued growth, manage future expansion or hire and retain the personnel needed to manage our business successfully, then our business, results of operations, financial condition, cash flows and operating efficiency could be adversely affected. In addition, any future acquisitions could result in the incurrence of additional debt and related interest expense, contingent liabilities, and amortization expenses related to intangible assets, which could have a material adverse effect on our financial condition, operating results, and cash flow. Our growth in operations has placed significant demands on our management and other resources, which is likely to continue. Under these conditions, it is important for us to retain our existing management and to attract, hire and retain additional highly skilled and motivated officers, managers and employees.

If we are unable to manage potential problems and risks related to future acquisitions, including WHI, our business, results of operations, financial condition and cash flows could suffer.

Part of our growth strategy includes making acquisitions involving new markets and complementary products, services, technologies and businesses. If we are unable to overcome the potential problems and inherent risks related to such future acquisitions, our business, results of operations, financial condition and cash flows could suffer. Our ability to continue to expand successfully through acquisitions depends on many factors, including our ability to identify acquisition prospects and negotiate and close transactions. Even if we complete future acquisitions:

•	we could fail to successfully integrate the operations, services and products of an acquired company;

•

there could be inconsistencies in standards, controls, procedures and policies among the companies being combined or assimilated which would make it more difficult to implement and harmonize company-wide financial reporting, accounting, billing, information technology and other systems;

•	we may experience difficulties maintaining the quality of products and services that acquired companies have historically provided;

•

we could be required to amortize the identifiable intangible assets of an acquired business, which will reduce our net income in the years following its acquisition, and we also would be required to reduce our net income in future years if we were to experience an impairment of goodwill or other intangible assets attributable to an acquisition;

•	we could be exposed to unanticipated liabilities of acquired businesses;

•	our management’s attention could be diverted from other business concerns; and

•	we could lose key employees or customers of the acquired business.

There are risks associated with integrating and operating newly acquired businesses. We can give no assurance that if we do acquire any new business organizations in the future, we will successfully operate and integrate them. Many companies compete for acquisition opportunities in the PBM industry. Most of our competitors are companies that have significantly greater financial and management resources than we do. This may reduce the likelihood that we will be successful in completing acquisitions necessary to the future success of our business.

Item 8.01 Other Events

On September 13, 2010, Catalyst Health Solutions, Inc. (the “Company”) completed the acquisition of FutureScripts, LLC and FutureScripts Secure, LLC. This Current Report on Form 8-K presents the following financial statements of FutureScripts, LLC and FutureScripts Secure, LLC and unaudited pro forma financial information in connection with the Company’s acquisition of FutureScripts, LLC and FutureScripts Secure, LLC which the Company deems of importance to security holders:

•

The audited balance sheet of FutureScripts, LLC as of December 31, 2009, and the related audited statements of operations, changes in member’s equity, and cash flows for the year then ended, the Notes to Financial Statements and the Independent Auditors’ Report are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

•

The audited balance sheet of FutureScripts Secure, LLC as of December 31, 2009, and the related audited statements of operations, changes in member’s deficit, and cash flows for the year then ended, the Notes to Financial Statements and the Independent Auditors’ Report are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

•

The unaudited balance sheets of FutureScripts, LLC as of June 30, 2010 and 2009, and the related unaudited statements of operations, changes in member’s equity, and cash flows for the six months ended June 30, 2010 and 2009, the Notes to Financial Statements and the Independent Accountants’ Review Report are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.

•

The unaudited balance sheets of FutureScripts Secure, LLC as of June 30, 2010 and 2009, and the related unaudited statements of operations, changes in member’s equity, and cash flows for the six months ended June 30, 2010 and 2009, the Notes to Financial Statements and the Independent Accountants’ Review Report are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated by reference herein.

•

The unaudited pro forma condensed combined financial information of the Company and its subsidiaries for the fiscal year ended December 31, 2010, giving effect to the Company’s acquisition of FutureScripts, LLC and FutureScripts Secure, LLC are filed as Exhibit 99.5 to this Current Report on Form 8-K and are incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. These forward-looking statements may include statements addressing our operations and our financial performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which, among other things, speak only as of their dates. These forward-looking statements are based largely on our current expectations and are based on a number of risks and uncertainties, including, without limitation, (i) general adverse economic conditions; (ii) changes in governmental laws and regulations; (iii) our ability to compete effectively in the pharmacy benefit management industry; (iv) our relationships with key clients, pharmacy network affiliations and various pharmaceutical manufacturers and rebate intermediaries; (v) changes in industry pricing benchmarks; (vi) uncertainties relating to the transition and integration of completed and future acquisitions and/or expansion; (vii) our expectation for consummation of pending acquisitions and the realization of associated benefits of recent and pending acquisitions; (viii) our current level of indebtedness and any future indebtedness we may incur; (ix) disruption in our operations; (x) unanticipated changes in our ability to execute our growth strategy; (xi) insufficient insurance coverage to cover costs associated with litigation; (xii) the risk that we are not able to achieve the financial performance or cost savings from the WHI acquisition contemplated by management and (xiii) those risks identified in this Current Report on Form 8-K under the heading “Risks Related to the Acquisition” in Item 7.01, and in the documents incorporated by reference into this Current Report on Form 8-K. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Our actual results may vary materially from those anticipated in such forward-looking statements as a result of many factors, and there are no guarantees with respect to our performance. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K. Readers are urged to carefully review and consider the various disclosures made in Current Report on Form 8-K and in our other filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

INDEX TO EXHIBITS

Number	Description

15.1	Letter of Awareness from Deloitte & Touche, LLP related to the Financial Statements of FutureScripts, LLC for the six-month periods ended June 30, 2010 and 2009

15.2	Letter of Awareness from Deloitte & Touche, LLP related to the Financial Statements of FutureScripts Secure, LLC for the six-month periods ended June 30, 2010 and 2009

23.1	Consent of Deloitte & Touche LLP, Independent Auditors, related to the Financial Statements of FutureScripts, LLC as of and for the year ended December 31, 2009

23.2	Consent of Deloitte & Touche LLP, Independent Auditors, related to the Financial Statements of FutureScripts Secure, LLC as of and for the year ended December 31, 2009

99.1	Audited Financial Statements of FutureScripts, LLC as of and for the year ended December 31, 2009

99.2	Audited Financial Statements of FutureScripts Secure, LLC as of and for the year ended December 31, 2009

99.3	Unaudited Financial Statements of FutureScripts, LLC as of and for the six months ended June 30, 2010 and 2009

99.4	Unaudited Financial Statements of FutureScripts Secure, LLC as of and for the six months ended June 30, 2010 and 2009

99.5	Unaudited pro forma condensed combined financial information of the Company and its subsidiaries for the fiscal year ended December 31, 2010, giving effect to the Company’s acquisition of FutureScripts, LLC and FutureScripts Secure, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYST HEALTH SOLUTIONS, INC.

Dated: April 4, 2011	By:	/S/ HAI V. TRAN
Hai V. Tran
Chief Financial Officer and Treasurer